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                                                                   EXHIBIT 10.14

             INTELLIGENT INFORMATION INCORPORATED SERVICE AGREEMENT


     THIS AGREEMENT is entered into by and between Intelligent Information Incorporated, a Delaware corporation (hereinafter referred to as "III") and AirTouch Cellular, a California corporation (hereinafter referred to as "AirTouch"). The effective date of this Agreement is April 30, 1999.

     WHEREAS, III owns computer software and hardware and has related procedures (hereinafter referred to as "Systems") and by utilizing these Systems provides "Products" in the form of "Services" and "Packages" that deliver "intelligent information" based on data from various sources (hereinafter referred to as "Information Providers") to text displaying wireless devices either at prearranged times, as data conditions change by prearranged parameters or on-demand; and

     WHEREAS, AirTouch is desirous of providing these Products to its customers [hereinafter such customers receiving Product(s) are referred to as "Subscribers"]; and

    WHEREAS, the parties agree to enter into certain arrangements, as set forth herein, for that purpose;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby confessed and acknowledged, it is agreed as follows:

1. Provision of Products. III grants AirTouch the right to market and sell the Products to AirTouch's prospects and customers. III shall provide the Products as set forth in Appendix B to Subscribers with modifications from time to time as mutually determined and agreed to in writing by the parties hereto. III will provide reasonable feedback to AirTouch on use of the Products by Subscribers.

2. Product Materials. III will cooperate with AirTouch in the development and production of promotional or instructional literature or information relating to the Products.

3. Communications. AirTouch shall provide and maintain at its cost, mutually agreeable communication protocol(s) and communications connection(s) with III for the purposes of providing the Products to Subscribers. AirTouch shall also provide similar communications connection(s) to III's backup site.

4.  Profile Setup and Maintenance Overview.

    a. III will be responsible for receiving and effecting all additions, changes and deletions in Subscriber information based on the information received from AirTouch either directly, through AirTouch VoiceCare Service (IVR), III Customer Care, or via AirTouch's website in accordance with the procedures as more specifically outlined in Appendix B.

    b. AirTouch authorizes III to create and maintain an interactive voice response system which shall record all information required by III to properly add, change and/or delete users on III's systems.

    c. In addition to telephone access, AirTouch authorizes III to create and maintain a website linked to AirTouch's corporate website throughout the term of this Agreement. AirTouch shall be solely




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       responsible for all costs associated with maintaining the link between the website created and maintained by III and AirTouch's corporate website. The website shall enable individuals interested in becoming Subscribers to make their Product and profile selections from an on-line menu of options. Potential Subscribers will, among other features, be able to: (i) view a complete listing of Products with explanations regarding options and pricing; (ii) input their profiles; and (iii) subscribe to receive the Products and Services. In the event that AirTouch elects to use III's cooperative advertising program, each party's logo will appear on the website. The use of the logos shall be subject to the respective party's branding guidelines.

    d. AirTouch acknowledges that, as a condition to becoming Subscribers, III will require all individuals to agree to the terms and conditions of the AirTouch Information Services Customer Agreement, a representative copy of which is set forth in Appendix A (hereinafter "Customer Agreement"). The terms of Appendix A may be modified from time to time subject to the mutual consent of the parties, which consent shall not be unreasonably withheld. AirTouch shall not knowingly provide Products to any individuals who have not agreed to be bound by the terms of the Customer Agreement.

    e. III makes no representation, warranty or guarantee as to the accuracy or completeness of the information (including news, prices, statistics, analyses and the like) provided through its Products and Services. In no event shall III be liable to any Subscriber for any decision made in reliance upon the information provided herein. AirTouch acknowledges and agrees that use of the Products and Services is at Subscriber's sole risk. INFORMATION IS PROVIDED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. UNDER NO CIRCUMSTANCE SHALL III OR ANY OF ITS INFORMATION PROVIDERS BE LIABLE TO SUBSCRIBER OR ANYONE ELSE FOR ANY DAMAGES WHETHER DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE ARISING OUT OF USE OF THE PRODUCTS AND SERVICES.

5.  Indemnification.

    a. To the extent of the negligence, gross negligence or willful misconduct of III or any party under the direction or control of III, or to the extent any Products and/or Services are defective or unreasonably dangerous, or to the extent of III's breach of any of the terms and conditions of this Agreement, III shall indemnify and hold harmless AirTouch, its owners, parents, affiliates, subsidiaries, agents, directors and employees from and against all judgments, orders, awards, claims, damages, losses, liabilities, costs and expenses, including, but not limited to, court costs and reasonable attorneys' fees ("Liabilities") arising from the performance of the Services hereunder or the acts or omissions of III, its agents and employees and others under its direction or control. Such Liabilities shall include, but not be limited to, those which are attributable to personal injury, sickness, disease or death; and/or result from injury to or destruction of real or personal property including loss of use thereof, theft, misuse or misappropriation. However, III need not indemnify AirTouch to the extent that any such Liabilities arise out of the negligence, gross negligence or intentional misconduct of AirTouch, its owners, parents, affiliates, subsidiaries, agents, directors or employees.

    b. To the extent of the negligence, gross negligence or willful misconduct of AirTouch or any party under the direction or control of AirTouch, or to the extent of AirTouch's breach of any of the




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       terms and conditions of this Agreement, AirTouch shall indemnify and hold harmless III, its parent, affiliates, subsidiaries, agents, directors and employees from and against all Liabilities arising from the acts or omissions of AirTouch, its agents and employees and others under its direction or control. Such Liabilities shall include, but not be limited to, those which are attributable to personal injury, sickness, disease or death; and/or result from injury to or destruction of real or personal property including loss of use thereof, theft, misuse or misappropriation.

    c. III shall indemnify and hold harmless AirTouch, its owners, parents, affiliates, subsidiaries, agents, directors and employees from and against all Liabilities arising out of or resulting from assertions under workers' compensation or similar employee benefit acts made by III or any of III's employees, agents, subcontractors, or subcontractors' employees or agents.

    d. Upon request, the indemnifying party shall, at no cost or expense to any indemnitee, defend and/or settle any claim for Liabilities, whether or not litigation is actually commenced, and pay any costs, reasonable attorneys' fees and judgments and/or settlements that may be incurred by any indemnitee under this section. The indemnifying party shall also (i) keep any indemnitee subject to Liabilities reasonably informed of the progress of such defense and/or settlement and (ii) afford any such indemnitee, each at its own expense, an opportunity to participate with the indemnifying party in the defense and settlement of any such Liabilities.

    e. In no event shall either AirTouch or III be liable to the other or to any third party controlled, directly or indirectly, by the other party for any incidental, special, indirect, punitive or consequential damages.

6. Patent, Trademark, Copyright or Trade Secret Indemnification.

    a. If any of the Products or Services is finally found to constitute an infringement of a patent, copyright, trademark, service mark, trade secret or other legally protected proprietary right and AirTouch's use of such Products or Services is enjoined thereby, III shall, at its sole expense, either (i) procure for AirTouch the right to continue using the Products or Services; or (ii) after consultation with AirTouch, replace or modify the Products or Services to make them functionally equivalent and noninfringing.

    b. III shall indemnify and hold harmless AirTouch, its owners, parents, affiliates, subsidiaries, agents, directors and employees from and against all Liabilities that may result by reason of any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other proprietary right relating to the Products and/or Services. III will defend and/or settle at its own expense any action brought against AirTouch to the extent that it is based on a claim that Products and/or Services and/or the use thereof, infringe any patent, trademark, copyright, trade secret or other proprietary right provided that AirTouch provides III with prompt written notice of the existence of such a claim and fully cooperates with III in the defense thereof. Failure to provide notice to III of any action shall not relieve III from any liability in respect of such action which it may have to an indemnified party on account of the indemnity agreement contained in this Section, except to the extent III may have been prejudiced by the failure to give notice.

    c. If a preliminary or final judgment shall be obtained against AirTouch's use of any Products and/or Services or any part thereof by reason of alleged infringement or if in III's opinion, such Products,




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       and/or Services are likely to become subject to a claim for infringement,
       III shall, at its expense and option and without any effect or waiver of any right AirTouch may possess at either law or equity, either: (a) procure for AirTouch the right to continue using such Products and/or Services, or (b) replace or modify the Products and/or Services so that they become non-infringing, but only if the modification or replacement does not adversely affect AirTouch's rights or ability to use same as specified in this Agreement. In addition to the foregoing, in the event that Products and/or Services are actually modified or replaced, III shall reimburse AirTouch for all reasonable costs incurred in connection with notifying Subscribers of any such changes.

    d. The provisions contained in this paragraph 6 are the complete and exclusive statement of AirTouch's rights and III's obligations with respect to proprietary right infringement. Under no circumstances shall these provisions apply to any infringement or claim of infringement that are based, in whole or in part, on any portion of the Products and/or Services that were either modified by AirTouch without the written permission of III; combined with other products and services or not used in accordance with III instructions.

7. Insurance. III agrees to maintain commercial general liability insurance, including coverage against claims for bodily injury (including death), personal injury and property damage caused by or occurring in connection with the operation of III's business, including all activities authorized or required to be performed under this Agreement, in which AirTouch is designated an additional insured. Such insurance coverage shall be maintained under one or more policies of insurance from an insurance company(s) reasonably satisfactory to AirTouch and shall provide a minimum liability protection of one million dollars ($1,000,000) per occurrence. III shall also, at all times during the term, maintain workers' compensation with statutory limits and employers' liability required insurance with limits of not less than one million dollars ($1,000,000) per occurrence. No required insurance policy may be canceled or materially changed except upon thirty days' prior written notice to AirTouch. The insurance specified in this paragraph shall provide that such insurance is primary coverage with respect to all insured and waive all rights of subrogation against AirTouch and AirTouch's affiliates. III shall cause its insurer to submit certificates of insurance evidencing such insurance to AirTouch within ten
    (10) days following execution of this Agreement.

8. Reporting. Prior to the fifth (5th) day of each month this Agreement is effective, III shall provide to AirTouch a count of all Subscribers on III systems by package and/or Service type for the prior calendar month, the number of new activations for the month and the means by which activated, the number of deactivations for the month and the means by which deactivated, a total message sent count for Services for the prior calendar month, a total message sent count by Subscriber, a breakdown of information types selected by Subscriber by Package and/or Service type and miscellaneous information as reasonably necessary to support payment requirements hereunder.

9.  Invoices.

    a. During the term of this Agreement, III shall invoice AirTouch on a monthly basis for Products and Services rendered based on the reporting described in paragraph 8, above. The fees for Products and Services shall be computed by multiplying the total number of Subscribers times the rate per Subscriber for each Package and Service, plus the setup charge for each new Subscriber, plus message charges and any other charges or credits required hereunder. The Package and Service rates per Subscriber, setup charges, message charges, associated conditions and any other charges




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       or credits, are as listed in Appendix B. Any preexisting AirTouch related
       Subscribers, e.g., executives, demos, etc., are not to be subject to the setup fee provisions of Appendix B, however each one of these Subscribers will be assigned to a Package or Service, subject to the appropriate charges, upon execution of this Agreement.

    b. Any taxes imposed on the provision of Products or Services hereunder shall be separately stated on any invoice. AirTouch reserves the right to request and receive from III documentation regarding any taxes, expenses, or other charges which III claims AirTouch is obligated to pay.

    c. Invoices for Products or Services shall be paid within forty-five (45) days following receipt of an invoice. AirTouch is not required to pay specific invoiced amounts that are in dispute until such good faith dispute is resolved. Once the dispute is resolved the disputed amounts shall be paid within forty-five (45) days following such resolution.

10. Distribution Rights. III shall have the right, at its sole discretion to sell or license the Products and/or Services to any other person or company for any purpose. In the event that computer software is provided to AirTouch, such computer software provided by III to AirTouch shall remain the sole property of III. Such software shall not be reproduced, except for backup purposes or use at multiple AirTouch locations, or distributed by AirTouch. In the event of the termination of this Agreement all software provided to AirTouch by III shall be returned to III.

11. IP Reporting. AirTouch acknowledges that III is required to provide certain information relating to the usage of the Products to the Information Providers (IP). III warrants to AirTouch that any such data pertaining to Subscriber identification will remain proprietary and confidential with the exception of satisfying III's reporting requirements to the Information Providers or their agencies. Notwithstanding anything herein to the contrary, III is hereby precluded from disclosing AirTouch specific information to any third party. Information related to the usage of the Products by AirTouch's Subscribers can not be called out specifically by III and can be disclosed to third parties only if aggregated with data generated by other purchasers of III's Products and Services. In the event that AirTouch's Subscribers are the only III customers to use a particular Product, then any data generated from the use of such Products can not be disclosed to any third party. The permitted disclosure of aggregated information may include:

    a. the number of Subscribers registered in III Systems at midnight of each day;

    b.  the number and types of messages sent by III Systems;

    c.  the number and types of Subscriber requests registered in III Systems;
        and

    d. any additional information as required by the Information Providers, from time-to-time.

12. Unauthorized Use of Products. The information provided by III shall not be used by AirTouch or its agents for any other purpose other than the specified use of the distribution of the Products through wireless devices. In the event that AirTouch becomes aware that any third party is improperly using the information or the Products, including, without limitation, providing or about to provide the information to an unauthorized party, AirTouch shall immediately notify III of the facts of which it is aware in connection with such actual or potential unauthorized use and shall provide III with any




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    documents in its possession with respect to the same. The parties shall cooperate to the fullest extent possible to take all actions necessary to eliminate such unauthorized use as expeditiously as possible.

13. Liability. III AND THE INFORMATION PROVIDERS SHALL HAVE NO LIABILITY FOR CLAIMS OR DAMAGES, INCLUDING BUT NOT LIMITED TO ANTICIPATED OR LOST PROFITS OR ANY ACTUAL, DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, TO AIRTOUCH OR ANY OF ITS AGENTS OR SUBSCRIBERS FOR ANY DEFECTS, DELAYS OR FAILURES OF TRANSMISSION OR RECEPTION OF INFORMATION PROCESSED OR TO BE PROCESSED IN ANY WAY OR MANNER BY III SYSTEMS, INCLUDING, BUT NOT LIMITED TO, DAMAGES OF ANY NATURE ARISING FROM ANY NEGLIGENCE OF III, AND/OR THE INFORMATION PROVIDERS, THEIR CUSTOMERS, OFFICERS, AGENTS, DIRECTORS AND EMPLOYEES. IN NO EVENT SHALL LIABILITY BY III AND THE INFORMATION PROVIDERS FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNT PAID TO III BY AIRTOUCH UNDER THIS AGREEMENT WITHIN THE THREE (3) MONTH PERIOD IMMEDIATELY PRECEDING THE ACCRUAL OF SUCH CLAIM.

14. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld; provided, however, that either party shall have the right, without the prior consent of the other party to assign or transfer this Agreement, to any parent, subsidiary, or affiliate entity or to any successor which acquires all or substantially all of the assets of the assigning party.

15. Term. The term of this Agreement is one (1) year beginning on the effective date of this Agreement. AirTouch shall have the option to renew this Agreement for one (1) additional year by providing III with written notice of it intention to renew thirty (30) days before the anniversary of the effective date of this Agreement, by certified mail or confirmed receipt delivery service. Upon expiration or termination of this Agreement, the parties shall immediately cease using the trademarks of the other and shall mutually agree upon the proper transition of Subscribers.

16. Termination. Any party may terminate this Agreement upon not less than thirty (30) days prior written notice to the other party if:

    a.  Any other party makes an assignment for the benefit of its creditors; or

    b. Any petition shall be filed by or against such other party under any Section or Chapter of the Federal Bankruptcy Act as amended or as may be amended or any similar law or statute of the United States or any state thereof which is not dismissed within thirty-five (35) days after filing; or

    c. The III Systems fails to materially perform or becomes materially defective, and such defect(s) or failure(s) of performance cannot be remedied by III in ten (10) working days from the receipt of notice to III of the failure or defect.

17. Addresses. The mailing address of III is One Dock Street, Suite 500, Stamford, CT 06902. The mailing address of AirTouch is specified below. All notices of default or failure of obligation hereunder shall be mailed to the other party first class, certified mail, return receipt requested and shall






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    be addressed as such unless written notice is made to the other party informing said of a change in mailing address.

18. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York. In any action between the parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover reasonable expenses, including reasonable attorneys' fees.

19. Contractors. It is expressly agreed that III and AirTouch are acting hereunder as independent contractors. Under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose.

20. No Affect. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party set forth herein.

21. Millennium. III warrants that its Software and/or Hardware is "Year 2000 compliant". This means that the Products shall operate without error relating to date data, specifically including any error relating to date data which represents or references different centuries or more than a century, will not abnormally end and will be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations. III further warrants during the term of this Agreement that any software and/or hardware used by III in support of the Products as contained in this Agreement are year 2000 compliant and that the provision of Products under this Agreement will be uninterrupted.

22. Rights to Modify Information. Except as specifically provided in this Agreement, AirTouch shall have no right to intentionally delete, modify or revise the information provided by III or the Information Providers. Notwithstanding the foregoing, AirTouch may reasonably request that III either directly or through its Information Providers use their best efforts to delete, modify or revise the information as needed in order to conform the Products and Services to the wireless display equipment formats employed by AirTouch's Subscribers.

23. Confidentiality. The following is agreed to for the treatment of confidential information:

    a. III and AirTouch agree to keep confidential all confidential and proprietary information and materials (a) prepared or developed by or for it (including the financial terms of this Agreement) and (b) supplied by one party to the other under this Agreement, provided that information and materials intended to be held in confidence are (i) designated as "Confidential" and (ii) are not available in the public domain.

    b. Confidential information may be disclosed as necessary to enforce a party's rights under this Agreement and to comply with any legal or governmental action. In the event of legal or






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        governmental action, the disclosing party shall promptly notify the other and shall cooperate in any reasonable manner with the other in contesting such disclosure.

24. Publicity; Advertising; Promotional Materials. The parties reserve the right to pre-approve all promotional materials produced by the other party that mention or otherwise make reference to this relationship or otherwise utilize the name, trademarks, products and/or services of the other party inclusive of such party's information providers. For purposes of this section the term "promotional materials" shall be deemed to include, without limitation, any and all press releases, advertisements, and announcements whether in printed or electronic format. Materials subject to the provisions of this paragraph shall be provided to the other party no fewer then fifteen
    (15) days prior to proposed use. Approval will not be unreasonably withheld. Notwithstanding the foregoing, the parties will use their best efforts to comply with the respective guidelines and policies regarding use of the other party's trademarks.

25. Entire Agreement. This Agreement, including the Appendices attached hereto, constitutes the entire agreement between the parties with respect to this subject matter and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. This Agreement may not be released, discharged or modified except by an instrument in writing signed by the parties.

IN WITNESS WHEREOF, the parties have hereto hereby execute this Agreement.

----------------------------------------   ------------------------------------
Authorized AirTouch Signature              Authorized III Signature


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Name                                       Name


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Title                                      Title


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Date                                       Date

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AirTouch's Mailing Address

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                              APPENDIX A (NETCARE)
                AIRTOUCH INFORMATION SERVICES CUSTOMER AGREEMENT


1. Information (all information and material, including but not limited to, text, images and other multi-media data, provided or made available as part of AirTouch Information Services) obtainable through the Information Services has been provided by various independent sources believed to be reliable. However, the accuracy, completeness and/or timeliness of the Information is not guaranteed by AirTouch or any other entity (collectively "Provider") selling, transmitting, processing, consolidating or originating the Information, and such Provider shall not be liable for any loss or damage arising from any inaccuracy or error in delivering the Information.

2. INFORMATION IS FURNISHED ON AN "AS IS" BASIS. NO PROVIDER MAKES ANY EXPRESS OR IMPLIED WARRANTIES REGARDING THE INFORMATION SERVICES OR THE INFORMATION, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

3. IN NO EVENT WILL ANY PROVIDER BE LIABLE TO CUSTOMER OR ANYONE ELSE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, DIRECT OR INDIRECT DAMAGES OR FOR ANY LOST PROFITS, EVEN IF SUCH PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

4. Customer acknowledges that each Provider has proprietary interests in the Information and Customer agrees not to reproduce, retransmit, sell, publish or commercially exploit the Information in any manner.

5. AirTouch reserves the right to terminate the Information Services at any time, for any or no reason and without notice and shall have no liability to Customer upon such termination other than to refund a prorated portion of the fee for the Information Services if such termination is without cause.

6. Customer understands that the Information Services may include advertising messages and e-commerce opportunities and agrees to receive such messages and opportunities.

7. Customer acknowledges that no Provider has made any representation regarding the Information Services or any Information that is not expressly stated in this Agreement.

8. Information Services is accessible wherever an AirTouch digital signal is available within the AirTouch Inland California and Northern Nevada service area. Customer must be 18 years of age or older to obtain the Information Services.

9. Limit of one free month per phone. Customer may cancel its Information Services at any time before the end of the first month.

10. Customer may cancel its Information Services through the website (www.airtouch.com/information_services) or by calling the AirTouch (1-800-AIRTOUCH or *611 from Customer's cellular phone).

11. For complete terms and conditions of wireless service, please also refer to the AirTouch Terms and Conditions of Service for Inland California and Northern Nevada.






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                               APPENDIX A (VOICE)
                AIRTOUCH INFORMATION SERVICES CUSTOMER AGREEMENT


CUSTOMERS USE OF THE AIRTOUCH INFORMATION SERVICES ("INFORMATION SERVICES") CONSTITUTES ACCEPTANCE OF THE FOLLOWING TERMS.

1. Information (all information and material, including but not limited to, text, images and other multi-media data, provided or made available as part of AirTouch Information Services) obtainable through the Information Services has been provided by various independent sources believed to be reliable. However, the accuracy, completeness and/or timeliness of the Information is not guaranteed by AirTouch or any other entity (collectively "Provider") selling, transmitting, processing, consolidating or originating the Information, and such Provider shall not be liable for any loss or damage arising from any inaccuracy or error in delivering the Information.

2. INFORMATION IS FURNISHED ON AN "AS IS" BASIS. NO PROVIDER MAKES ANY EXPRESS OR IMPLIED WARRANTIES REGARDING THE INFORMATION SERVICES OR THE INFORMATION, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

3. IN NO EVENT WILL ANY PROVIDER BE LIABLE TO CUSTOMER OR ANYONE ELSE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, DIRECT OR INDIRECT DAMAGES OR FOR ANY LOST PROFITS, EVEN IF SUCH PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

4. Customer acknowledges that each Provider has proprietary interests in the Information and Customer agrees not to reproduce, retransmit, sell, publish or commercially exploit the Information in any manner.

5. AirTouch reserves the right to terminate the Information Services at any time, for any or no reason and without notice and shall have no liability to Customer upon such termination other than to refund a prorated portion of the fee for the Information Services if such termination is without cause.

6. Customer understands that the Information Services may include advertising messages and e-commerce opportunities and agrees to receive such messages and opportunities.

7. Customer acknowledges that no Provider has made any representation regarding the Information Services or any Information that is not expressly stated in this Agreement.

8. Information Services is accessible wherever an AirTouch digital signal is available within the AirTouch Inland California and Northern Nevada service area. Customer must be 18 years of age or older to obtain the Information Services.

9. Limit of one free month per phone. Customer may cancel its Information Services at any time before the end of the first month.

10. Customer may cancel its Information Services through the website (www.airtouch.com/information_services) or by calling the AirTouch (1-800-AIRTOUCH or *611 from Customer's cellular phone).

11. For complete terms and conditions of wireless service, please also refer to the AirTouch Terms and Conditions of Service for Inland California and Northern Nevada.




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                                   APPENDIX B
                           PRODUCT/SERVICE DESCRIPTION

Basic Package ($2.00/month/subscriber)

-   CUSTOMERS CHOOSE UP TO 3 SELECTIONS FROM:

1.  "National News Headlines" at 7am and 2pm Pacific time.

2.  "Sports News Headlines" at 8am Pacific time.

3.  "Joke of the Day" at noon Pacific time.

4. "Market Wrap-up" (quotes on the DJIA, S&P 500, and NASDAQ) at 2pm Pacific time.

5.  "International News Headlines" at 9am Pacific time.

6.  "Local News Headlines" at 10am Pacific time.

7.  "Business News Headlines" at 11am and 3pm Pacific time.

8.  "Sports Results" - customers select two teams for as-issued final scores:
    MLB, NFL, NBA, NHL, MLS, WNBA, NCAA basketball, NCAA football, and NCAA hockey.

9.  "Weather Forecast" by (ZIP code) at 6am Pacific time.

10. "Stock Quotes" (2 symbols, close, with volume).

11. "Horoscope" - one sign daily at 9am Pacific time.

12. "Health News Headlines" at 11am Pacific time.

13. "Entertainment News Headlines" at 11am Pacific time.

14. "Soap Opera Update" at 8am Pacific time.

15. " Lottery" provides daily/weekly major lotto results based on customer's choice of state.


Enhanced Package ($3.00/month/subscriber)


-   CUSTOMERS CHOOSE UP TO 5 SELECTIONS FROM:

    1.  *"AP Alerts" as-issued breaking news messages (averages 2/day).

    2. "National News Headlines" twice daily at local times chosen by the customer.

    3.  "Sports News Headlines" at local time chosen by the customer.

    4.  "Joke of the Day" at local time chosen by the customer.

    5. "Market Wrap-up" (quotes on the DJIA, S&P 500, and NASDAQ) at 2pm Pacific time.

    6.  "International News Headlines" at local time chosen by the customer.

    7.  "Local News Headlines" at local time chosen by the customer.

    8. "Business News Headlines" twice daily at local times chosen by the customer.

    9.  *"Financial News Alerts" as-issued breaking news messages (averages
        1/day).

    10. *"Company News Alerts" as-issued breaking news headlines for two companies.

    11. "Sports Results" - customers select two teams for as-issued final scores: MLB, NFL, NBA, NHL, LPGA, PGA NCAA basketball, NCAA football, and NCAA hockey.

    12. *"Sports Results Plus" - same as "Sports Results" (two teams) but customers get halftime scores as well as finals, and can also choose auto racing results as reported.





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    13. *"Ski Reports" daily skiing conditions (in-season) for one ski area local time chosen by the customer.

    14. "Weather Forecast" by (ZIP code) at local time chosen by the customer.

    15. *"Severe Weather Alerts" as-issued severe weather alerts from the National Weather Service for one county.

    16. "Lottery" provides daily/weekly major lotto results based on customer's choice of state.

    17. *"Stock Quotes Plus" (2 symbols, midday and close, with volume, high and low )

    18. *"Stock Quote Alert" (2 symbols with two auto-set alerts per day)

    19. "Horoscope" - one sign daily at local time chosen by the customer.

    20. "Health News Headlines" at local time chosen by the customer.

    21. "Entertainment News Headlines" at local time chosen by the customer.

    13. *"Ski Reports" daily skiing conditions (in-season) for one ski area local time chosen by the customer.

    14. "Weather Forecast" by (ZIP code) at local time chosen by the customer.

    15. *"Severe Weather Alerts" as-issued severe weather alerts from the National Weather Service for one county.

    16. "Lottery" provides daily/weekly major lotto results based on customer's choice of state.

    17. *"Stock Quotes Plus" (2 symbols, midday and close, with volume, high and low )

    18. *"Stock Quote Alert" (2 symbols with two auto-set alerts per day)

    19. "Horoscope" - one sign daily at local time chosen by the customer.

    20. "Health News Headlines" at local time chosen by the customer.

    21. "Entertainment News Headlines" at local time chosen by the customer.

    22. "Soap Opera Update" at local time chosen by the customer.

    23. *"Reminder Service" provides unlimited date specific reminder messages at customer's specified time, e.g. birthdays, anniversary

* only offered as part of the "Enhanced Package"



-   NetCare: One time development fee of $5,000

    **III will waive the one time development fee for NetCare if AirTouch Cellular bundles an information service selection and offers it as a complimentary service.

- III will issue either a $2.00 credit for the first month for each subscriber receiving the Basic Package and/or a $3.00 credit for the first month for each subscriber receiving the Enhanced Package. AirTouch will offer the Basic Package to the end user free of charge for (30) thirty days.

- III will provide the Reminder Service, at no cost, to AirTouch Cellular and its subscribers, with activation of the Enhanced Package.

- Employee Packages -- III will make information services available to any/all AirTouch employees at the following discounted rates:

                              Basic Package - $1.00 per month per employee
                              Enhanced Package - $1.50 per month per employee

    III will issue a credit of $1.00 for each subscriber on the Basic Employee Package, and $1.50 for each subscriber on the Enhanced Employee package for each of the first 3 months the subscriber is on the service.

-   VoiceCare (IVR) -- One time development fee of $10,000.

- III agrees to pay AirTouch 0.25 per subscriber for every subscriber that selects local content provided by the Sacramento Bee



-   VoiceCare (IVR) - One time development fee of $10,000.



- III agrees to pay AirTouch 0.25 per subscriber for every subscriber that selects local content provided by the Sacramento Bee.



III has developed a Co-op advertising program for its business partners to support their information services marketing initiatives. The program will serve as an incentive for AirTouch to advertise the products and promote the "Powered by III" concept, with the objective of increasing consumer awareness for both organizations. The Co-op funds for the calendar year will accrue at a rate equal to 3% of the actual amounts invoiced for the period, calculated on a quarterly basis.





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